Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact: Bernard H. Clineburg,
Tysons Corner, Virginia	Chairman, Chief Executive Officer
April 13, 2011	or
Mark A. Wendel,
EVP, Chief Financial Officer
703-584-3400

CARDINAL ANNOUNCES IMPROVED QUARTERLY EARNINGS;

ASSET QUALITY REMAINS STRONG, LOANS GROW 8%

Cardinal Financial Corporation (NASDAQ: CFNL) (the “Company”) today announced earnings of $5.2 million, or $0.18 per diluted share, for the quarter ended March 31, 2011.  This is a 37.39% increase over earnings of $3.8 million, or $0.13 per diluted share, for the same quarter in 2010.

Selected Highlights

•                  Asset quality continues to be strong.  Nonperforming loans remained low at 0.45% of total assets, and annualized net loan charge offs were 0.32% of loans outstanding.  Real estate owned remained at $1.3 million, equal to the previous quarter ended December 31, 2010.  The Company currently has no loans receivable past due 90 days or more.

•                  The Company’s tax equivalent net interest margin increased to 3.67% for the current quarter, up from 3.40% in the same quarter of 2010.

•                  Total assets at period-end were $2.060 billion versus $1.949 billion one year earlier, an increase of 5.68%.

•                  Loans held for investment grew to $1.413 billion, an increase of $106 million, or 8.07%, compared to the March 31, 2010.

•                  Total deposits grew to $1.387 billion, an increase of 4.58% compared to March 31, 2010.

•                  All capital ratios substantially exceed the requirements of banking regulators to be considered well-capitalized.  Tangible common equity capital (TCE) as a percentage of total assets was 10.41%.

Income Statement Review

For the first quarter of 2011, net income was $5.2 million, or $0.18 per diluted share. Compared to the year ago quarter, this was an increase of 37.39%.  For these comparable periods, the net interest income increased 15.68% to $17.7 million from $15.3 million, and the tax equivalent net interest margin improved to 3.67% from 3.40%. The growth in net interest income and the margin is the result of the Bank’s success in growing its balance sheet and maintaining average earning asset yields while significantly lowering deposit rates.  Compared to the year ago quarter, average earning assets grew $132 million.  The average balance of the Company’s loan portfolio increased $98 million, or 7.55%, while the yield decreased 0.04%. For these same periods, the average cost of interest bearing liabilities decreased 0.46% while the average yield on earning assets decreased by only 0.16%.  The average balance of non-interest bearing deposits increased $69 million, or 42.30%, and interest-bearing deposits increased $45 million, or 3.92%, while the costs decreased 0.46%.    The net interest margin for the first quarter of 2011 declined 0.10% compared to the previous quarter ended December 31, 2010; much of the decrease is related to the mortgage banking warehouse line and its seasonal fluctuations.

During the first quarter of 2011, the Company employed two strategies to decrease its overall cost of funding.  Approximately $95 million of FHLB Advances with near term maturities were extended by an average of 2.9 years with a 3.22% cost of funds, reducing the average cost by 0.99%.  Additionally, $15 million of FHLB Advances with an average cost of 2.81% were prepaid with a penalty of $450,000.

Non-interest income was $5.0 million for the current quarter compared to $5.8 million for the year ago quarter.  During the first quarter of 2011 and following the renegotiation of our service contract with a trust customer, we repositioned our wealth management operation for future growth and less risk, ultimately affording greater scalability.   Investment fee income decreased $461,000 when comparing first quarter of 2011 to first quarter 2010.   Going forward, we expect this change to provide better profitability as expenses will be reduced as well.    Gains from mortgage banking activities increased $269,000 and management fee income, derived from mortgage banking activities, decreased $278,000 when comparing first quarter 2011 to 2010.  During the first quarter 2011, one of the managed companies transitioned to a branch office of George Mason Mortgage causing the movement between the related fee income line items.  Also, during the quarter, the Company had gains on sales of investment securities of $451,000 compared to $264,000 in the year ago quarter.

Non-interest expense increased to $13.7 million for the current quarter from $13.1 million for the year ago quarter.  Most of the increase was due to personnel expenses, which were $6.7 million versus $6.1 million for the comparable periods.  The Company has continued to strategically add business development officers in all business lines, in particular mortgage banking.  Reserves for mortgage loans repurchases were $463,000 lower than the year ago quarter. Included in other operating expenses is an increase of marketing, advertising and business development expenses of $345,000.   Overall, the efficiency ratio improved to 60.42% for Q1 2011 compared to 62.21% for Q1 2010.

Review of Balance Sheet and Credit Quality

At March 31, 2011, total assets of the Company were $2.060 billion, an increase of 5.68% from total assets of $1.949 billion at March 31, 2010. Loans held for investment grew 8.07% to $1.413 billion at March 31, 2011, from $1.308 billion at March 31, 2010.  During this period, the Bank’s investment portfolio decreased $4 million, while loans held for sale increased $25 million.

The Bank’s asset growth was primarily funded by a 4.58% increase in deposits, which grew $61 million and totaled $1.387 billion at March 31, 2011 versus $1.326 billion a year earlier.  Demand deposit account balances increased by 39.30% year over year, reflecting the Bank’s continued focus on generating lower funding costs.

For the current quarter the provision for loan losses was $1.1 million. This compares to $2.4 million for the first quarter of last year.  The total allowance for loan losses increased to 1.71% of loans outstanding from a comparable ratio of 1.47% at March 31, 2010, and decreased from 1.72% at the previous quarter ended December 31, 2010.  The Company’s nonperforming loans stood at 0.45% of total assets at March 31, 2011, which compares to 0.36% at December 31, 2010 and 0.24% at March 31, 2010.  Net loan charge-offs totaled $1.1 million for the current quarter, compared to $111,000 for last quarter.  There were no loans past due 90 days or more at March 31, 2011, while early stage loan delinquencies at 30-89 days past due were $2.3 million.

MANAGEMENT COMMENTS

Bernard H. Clineburg, Chairman and Chief Executive Officer of the Company, said:

“We are pleased to announce another solid quarter for Cardinal with strong growth in earnings and continued improvement in our key financial metrics.   Historically, both commercial and residential mortgage lending activity is slow during the first quarter of each year, and 2011 has been no exception.  Still, we reported a slight increase in our loan portfolio since year end, and our mortgage banking subsidiaries posted expected seasonal results.

Our first quarter results demonstrate our success in enhancing our core franchise. We are committed to our shareholders and are focused on building a strong and highly valued company.”

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements contain information related to matters such as the Company’s intent, belief or expectation with regard to such matters as financial and operational performance, credit quality and branch expansion. Such statements are necessarily based on management’s assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company’s operations and business environment, which are difficult to predict and beyond the control of the Company. Such risks and uncertainties could cause actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements. For an explanation of the risks and uncertainties associated with forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and other reports filed with and furnished to the Securities and Exchange Commission.

About Cardinal Financial Corporation: Cardinal Financial Corporation, a financial holding company headquartered in Tysons Corner, Virginia with assets of $2.06 billion at March 31, 2011, serves the Washington Metropolitan region through its wholly-owned subsidiary, Cardinal Bank, with 26 conveniently located banking offices. Cardinal also operates several other subsidiaries: George Mason Mortgage, LLC, and Cardinal First Mortgage, LLC, residential mortgage lending companies based in Fairfax, with eight offices throughout the Washington Metropolitan region; Cardinal Trust and Investment Services, a trust division; Cardinal Wealth Services, Inc., a full-service brokerage company; and Wilson/Bennett Capital Management, Inc., an asset management company. The Company’s stock is traded on NASDAQ (CFNL). For additional information please visit our Web site at www.cardinalbank.com or call (703) 584-3400.

Cardinal Financial Corporation and Subsidiaries

Summary Statements of Condition

March 31, 2011,  December 31, 2010 and March 31, 2010

(Dollars in thousands)

	(Unaudited)		(Unaudited)	% Change
	March 31, 2011	December 31, 2010	March 31, 2010	Current Year	Year Over Year
Cash and due from banks	$14,344	$12,963	$17,576	10.7%	-18.4%
Federal funds sold	7,289	12,905	9,980	-43.5%	-27.0%

Investment securities available-for-sale	351,712	320,998	340,091	9.6%	3.4%
Investment securities held-to-maturity	16,211	21,879	32,686	-25.9%	-50.4%
Investment securities — trading	2,458	2,107	1,699	16.7%	44.7%
Total investment securities	370,381	344,984	374,476	7.4%	-1.1%

Other investments	16,469	16,469	16,467	0.0%	0.0%
Loans held for sale	168,569	206,047	143,961	-18.2%	17.1%

Loans receivable, net of fees	1,413,217	1,409,302	1,307,657	0.3%	8.1%
Allowance for loan losses	(24,209)	(24,210)	(19,287)	0.0%	25.5%
Loans receivable, net	1,389,008	1,385,092	1,288,370	0.3%	7.8%

Premises and equipment, net	17,418	16,717	15,770	4.2%	10.5%
Goodwill and intangibles, net	10,639	10,688	13,875	-0.5%	-23.3%
Bank-owned life insurance	34,537	34,358	33,861	0.5%	2.0%
Prepaid FDIC insurance premiums	4,002	4,574	5,711	-12.5%	—
Other real estate owned	1,250	1,250	4,485	0.0%	-72.1%
Other assets	26,137	25,971	24,736	0.6%	5.7%

TOTAL ASSETS	$2,060,043	$2,072,018	$1,949,268	-0.6%	5.7%

Non-interest bearing deposits	$228,651	$229,575	$164,142	-0.4%	39.3%
Interest bearing deposits	1,158,262	1,174,150	1,161,996	-1.4%	-0.3%
Total deposits	1,386,913	1,403,725	1,326,138	-1.2%	4.6%

Other borrowed funds	415,854	389,586	376,034	6.7%	10.6%
Mortgage funding checks	7,981	662	8,619	1105.6%	-7.4%
Escrow liabilities	2,345	1,454	1,439	61.3%	63.0%
Other liabilities	17,606	53,689	28,448	-67.2%	-38.1%

Shareholders’ equity	229,344	222,902	208,590	2.9%	9.9%

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$2,060,043	$2,072,018	$1,949,268	-0.6%	5.7%

Cardinal Financial Corporation and Subsidiaries

Summary Income Statements

For the Three Months Ended March 31, 2011 and 2010

(Dollars in thousands, except share and per share data)

(unaudited)

	For the Three Months Ended
	March 31,
	2011	2010	% Change
Net interest income	$17,661	$15,267	15.7%
Provision for loan losses	(1,110)	(2,425)	-54.2%
Net interest income after provision for loan losses	16,551	12,842	28.9%

Service charges on deposit accounts	413	479	-13.8%
Loan fees	456	418	9.1%
Investment fee income	548	1,009	-45.7%
Realized and unrealized gains on mortgage banking activities	3,091	2,822	9.5%
Management fee income	299	577	-48.2%
Income from bank owned life insurance	180	148	21.6%
Net realized gains on investment securities	451	264	70.8%
Loss on extinguishment of debt	(450)	—	100.0%
Other non-interest income	8	64	-87.5%
Total non-interest income	4,996	5,781	-13.6%

Net interest income and non-interest income	21,547	18,623	15.7%

Salaries and benefits	6,653	6,143	8.3%
Occupancy	1,473	1,453	1.4%
Depreciation	457	560	-18.4%
Data communications	919	895	2.7%
Professional fees	532	468	13.7%
FDIC insurance assessment	634	549	15.5%
Mortgage loan repurchases and settlements	100	563	100.0%
Other operating expense	2,922	2,464	18.6%
Total non-interest expense	13,690	13,095	4.5%
Income before income taxes	7,857	5,528	42.1%
Provision for income taxes	2,636	1,728	52.5%
NET INCOME	$5,221	$3,800	37.4%

Earnings per common share - basic	$0.18	$0.13	36.4%
Earnings per common share - diluted	$0.18	$0.13	36.2%
Weighted-average common shares outstanding - basic	29,291,296	29,085,250	0.7%
Weighted-average common shares outstanding - diluted	29,800,738	29,534,387	0.9%

Cardinal Financial Corporation and Subsidiaries

Selected Financial Information

(Dollars in thousands, except per share data and ratios)

(unaudited)

	For the Three Months Ended
	March 31,
	2011	2010
Income Statements:
Interest income	$23,785	$22,923
Interest expense	6,124	7,656
Net interest income	17,661	15,267
Provision for loan losses	1,110	2,425
Net interest income after provision for loan losses	16,551	12,842
Non-interest income	4,996	5,781
Non-interest expense	13,690	13,095
Net income before income taxes	7,857	5,528
Provision (benefit) for income taxes	2,636	1,728
Net income	$5,221	$3,800

	March 31, 2011	March 31, 2010
Balance Sheet Data:
Total assets	$2,060,043	$1,949,268
Loans receivable, net of fees	1,413,217	1,307,657
Allowance for loan losses	(24,209)	(19,287)
Loans held for sale	168,569	143,961
Total investment securities	370,381	374,476
Total deposits	1,386,913	1,326,138
Other borrowed funds	415,854	376,034
Total shareholders’ equity	229,344	208,590

Common shares outstanding	28,924	28,721

	For the Three Months Ended March 31,
	2011	2010
Selected Average Balances:
Total assets	$2,046,468	$1,911,978
Loans receivable, net of fees	1,396,386	1,298,352
Allowance for loan losses	(24,616)	(19,098)
Loans held for sale	108,874	99,333
Total investment securities	351,105	365,756
Interest earning assets	1,949,673	1,818,110
Total deposits	1,427,809	1,313,393
Other borrowed funds	363,790	368,700
Total shareholders’ equity	227,515	208,910
Weighted Average:
Common shares outstanding - basic	29,291	29,085
Common shares outstanding - diluted	29,801	29,534

Per Common Share Data:
Basic net income	$0.18	$0.13
Fully diluted net income	0.18	0.13
Book value	7.93	7.26
Tangible book value (1)	7.39	6.64

Performance Ratios:
Return on average assets	1.02%	0.79%
Return on average equity	9.18%	7.28%
Net interest margin (2)	3.67%	3.40%
Efficiency ratio (3)	60.42%	62.21%
Non-interest income to average assets	0.98%	1.21%
Non-interest expense to average assets	2.68%	2.74%

Asset Quality Data:
Annualized net charge-offs to average loans receivable, net of fees	0.32%	0.55%
Total nonaccrual loans	$9,283	$4,659
Real estate owned	$1,250	$4,485
Nonperforming loans to loans receivable, net of fees	0.66%	0.36%
Nonperforming loans to total assets	0.45%	0.24%
Total loans receivable past due 30 to 89 days	$2,260	$243
Total loans receivable past due 90 days or more	$—	$—
Allowance for loan losses to loans receivable, net of fees	1.71%	1.47%
Allowance for loan losses to nonperforming loans	260.79%	413.97%

Capital Ratios:
Tier 1 risk-based capital	12.80%	13.21%
Total risk-based capital	14.17%	14.44%
Leverage capital ratio	11.28%	11.10%

(1)	Tangible book value is calculated as total shareholders’ equity, adjusted for changes in other comprehensive income, less goodwill and other intangible assets, divided by common shares outstanding.
(2)	Net interest margin is calculated as net interest income divided by total average earning assets and reported on a tax equivalent basis at a rate of 35% for 2011 and 34.5% for 2010.
(3)	Efficiency ratio is calculated as total non-interest expense (less nonrecurring expense) divided by the total of net interest income and non-interest income.

Cardinal Financial Corporation and Subsidiaries

Average Statements of Condition and Yields on Earning Assets and Interest-Bearing Liabilities

Three Months Ended March 31, 2011 and 2010

(Dollars in thousands)

(Unaudited)

	For the Three Months Ended
	March 31, 2011		March 31, 2010
	Average Balance	Average Yield	Average Balance	Average Yield
Interest-earning assets:
Loans receivable, net of fees (1)
Commercial and industrial	$185,574	4.45%	$160,009	4.59%
Real estate - commercial	629,657	5.98%	599,412	6.10%
Real estate - construction	241,215	5.53%	190,545	5.49%
Real estate - residential	215,281	5.21%	227,125	5.15%
Home equity lines	121,642	3.70%	118,574	3.63%
Consumer	3,017	5.51%	2,687	5.95%
Total loans	1,396,386	5.39%	1,298,352	5.43%

Loans held for sale	108,874	4.78%	99,333	5.25%
Investment securities - available-for-sale (1)	330,400	4.40%	331,774	4.65%
Investment securities - held-to-maturity	20,705	2.99%	33,982	3.38%
Other investments	15,728	0.80%	15,728	0.27%
Federal funds sold	77,580	0.24%	38,941	0.24%
Total interest-earning assets	1,949,673	4.92%	1,818,110	5.08%

Non-interest earning assets:
Cash and due from banks	14,617		5,476
Premises and equipment, net	16,743		15,773
Goodwill and intangibles, net	10,669		13,913
Accrued interest and other assets	79,382		77,804
Allowance for loan losses	(24,616)		(19,098)

TOTAL ASSETS	$2,046,468		$1,911,978

Interest-bearing liabilities:
Interest checking	$131,336	0.19%	$132,129	0.64%
Money markets	151,282	0.41%	83,420	0.77%
Statement savings	255,270	0.36%	287,471	0.86%
Certificates of deposit	656,769	1.83%	646,533	2.26%
Other borrowed funds	363,790	3.02%	368,700	3.32%
Total interest-bearing liabilities	1,558,447	1.59%	1,518,253	2.05%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	233,152		163,840
Other liabilities	27,354		20,975

Shareholders’ equity	227,515		208,910

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$2,046,468		$1,911,978

NET INTEREST MARGIN (1)		3.67%		3.40%

(1)          The average yields for loans receivable and investment securities available-for-sale are reported on a fully taxable-equivalent basis at a rate of 35% for 2011 and 34.5% for 2010.

Cardinal Financial Corporation and Subsidiaries

Segment Reporting at and for the Three Months Ended March 31, 2011 and 2010

(Dollars in thousands)

(Unaudited)

At and for the Three Months Ended March 31, 2011:

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$17,437	$425	$—	$(201)	$—	$17,661
Provision for loan losses	1,110	—	—	—	—	1,110
Non-interest income	776	3,640	549	53	(22)	4,996
Non-interest expense	8,995	3,251	773	693	(22)	13,690
Provision for income taxes	2,690	290	(74)	(270)	—	2,636
Net income (loss)	$5,418	$524	$(150)	$(571)	$—	$5,221

Average Assets	$2,035,558	$111,596	$575	$253,401	$(354,662)	$2,046,468

At and for the Three Months Ended March 31, 2010:

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$14,983	$484	$—	$(200)	$—	$15,267
Provision for loan losses	2,425	—	—	—	—	2,425
Non-interest income	1,027	3,697	1,014	59	(16)	5,781
Non-interest expense	8,344	3,326	819	622	(16)	13,095
Provision for income taxes	1,611	296	68	(247)	—	1,728
Net income (loss)	$3,630	$559	$127	$(516)	$—	$3,800

Average Assets	$1,907,211	$108,065	$3,396	$232,892	$(339,586)	$1,911,978